EuroPacific Growth Fund
333 South Hope Street, Los Angeles, California 90071
Telephone (213) 486-9200

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$0
Class B	$0
Class C	$0
Class F	$0
Total	$0
Class 529-A	$0
Class 529-B	$0
Class 529-C	$0
Class 529-E	$0
Class 529-F	$0
Class R-1	$0
Class R-2	$0
Class R-3	$0
Class R-4	$0
Class R-5	$0
Total	$0

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.0000
Class B	$0.0000
Class C	$0.0000
Class F	$0.0000
Class 529-A	$0.0000
Class 529-B	$0.0000
Class 529-C	$0.0000
Class 529-E	$0.0000
Class 529-F	$0.0000
Class R-1	$0.0000
Class R-2	$0.0000
Class R-3	$0.0000
Class R-4	$0.0000
Class R-5	$0.0000

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	1,127,755
Class B	33,431
Class C	68,169
Class F	158,844
Total	1,388,199
Class 529-A	10,062
Class 529-B	1,635
Class 529-C	4,282
Class 529-E	617
Class 529-F	640
Class R-1	2,082
Class R-2	19,399
Class R-3	119,402
Class R-4	143,002
Class R-5	243,928
Total	545,049

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$46.09
Class B	$45.41
Class C	$45.01
Class F	$45.93
Class 529-A	$45.87
Class 529-B	$45.07
Class 529-C	$45.04
Class 529-E	$45.54
Class 529-F	$45.90
Class R-1	$44.95
Class R-2	$45.02
Class R-3	$45.42
Class R-4	$45.54
Class R-5	$46.17